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                                                                    EXHIBIT 99.1


                               [Data Return Logo]

                             DATA RETURN CORPORATION
                    222 WEST LAS COLINAS BOULEVARD, SUITE 450
                               IRVING, TEXAS 75039

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER __, 2001

                                     GENERAL

      This proxy statement is furnished to shareholders of Data Return Corporation (the "Company") in connection with the solicitation by our Board of Directors of proxies for use at the special meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy or voting instruction card is November __, 2001.

PROXY CARDS

      If a proxy card is enclosed, it serves to appoint proxies for record holders of our common stock, par value $.001 per share. Shares represented by a proxy in such form, duly executed and returned to us and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for the approval and adoption of the merger agreement and the merger. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of Data Return or by executing and delivering a later-dated proxy.

QUORUM AND VOTING

      The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote thereat is necessary to constitute a quorum to transact business. Each share represented at the meeting in person or by proxy will be counted for purposes of determining whether a quorum is present. In deciding all matters, a holder of our common stock on the record date shall be entitled to cast one vote for each share of our common stock then registered in such holder's name.

                                VOTING SECURITIES

      Our only outstanding voting security is our common stock. Only holders of record of our common stock at the close of business on November __, 2001, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were ______________ shares of our common stock outstanding and entitled to be voted at the meeting.

         PROPOSAL NO. 1 - APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER

      [TO COME]


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      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND
ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.